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EXHIBIT 23. CONSENT OF EXPERTS AND COUNSEL


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated May 20, 1998 (except Note 9, as to which the date is July 31, 1998) included in the Annual Report on Form 10-K of Platinum Entertainment, Inc. for the seven months ended December 31, 1997, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.








ERNST & YOUNG LLP

Chicago, Illinois
August 12, 1998